UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Cowen Inc.

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The following is a transcript of the Cowen-TD transaction briefing hosted by Cowen Inc. on August 2nd, 2022, regarding the proposed acquisition of Cowen Inc. by The Toronto-Dominion Bank.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Cowen Inc. (the “Company”) and The Toronto-Dominion Bank (“TD”).  In connection with the proposed transaction, the Company intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form, and the Company will mail the definitive Proxy Statement to its stockholders and file other documents regarding the proposed transaction with the SEC.  HOLDERS OF COMMON STOCK OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement and other relevant materials (when they become available) and any other documents filed or furnished by the Company with the SEC may be obtained free of charge at the SEC’s web site (http://www.sec.gov), through the Company’s Investor Relations page (http://www.cowen.com/investor-relations), or by writing to Cowen Inc., Attn: Owen Littman, at 599 Lexington Avenue, New York, NY, 10022 or at Owen.Littman@cowen.com.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of shares of the Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on May 27, 2022. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2022 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC.

Additional information concerning the interests of the Company’s participants in the solicitation will be set forth in the Proxy Statement (when available). Investors may obtain additional information regarding the interests of such participants by reading the Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify these statements by forward-looking terms such as “may,” “might,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “possible,” “potential,” “intend,” “seek” or “continue,” the negative of these terms and other comparable terminology or similar expressions.

These forward–looking statements represent only the Company’s beliefs regarding future events (many of which, by their nature, are inherently uncertain and beyond the Company’s control) and are predictions only, based on the Company’s current expectations and projections about future events.  There are important factors that could cause the Company’s actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, among others:

●	the parties’ ability to consummate the proposed transaction within the expected time-frame or at all;
●
the satisfaction or waiver of the conditions to the completion of the proposed transaction, including the receipt of the required approval of the Company’s stockholders with respect to the proposed transaction and the receipt of regulatory clearances required to consummate the proposed transaction, in each case, on the terms expected or on the anticipated schedule;

●	the risk that the parties may be unable to achieve the anticipated benefits of the proposed transaction within the expected time-frames or at all;
●	the possibility that competing offers or acquisition proposals for the Company will be made;
●	the occurrence of any event that could give rise to the termination of the proposed transaction, including in circumstances which would require the Company to pay a termination fee;
●
the effect of the announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel and its ability to maintain relationships with its customers, clients, vendors and others with whom it does business;

●	risks related to diverting management’s attention from the Company’s ongoing business operations; and
●	the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability and may delay the proposed transaction.
In particular, you should consider the risks outlined under Item 1A — “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and subsequent reports the Company has filed with the SEC.  Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, level of activity, performance or achievements.  Moreover, none of the Company or any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements.  You should not rely upon forward-looking statements as predictions of future events.  These forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any of these forward-looking statements after the date they are made except to the extent required by applicable law.  Further disclosures that the Company makes on related subjects in additional filings with the SEC should be consulted.

PARTICIPANTS

Jeffrey Solomon

Cowen Inc. —Chair and Chief Executive Officer

Daniel Charney

Cowen and Company, LLC—Managing Director and Co-President

Larry Wieseneck

Cowen and Company, LLC—Managing Director and Co-President

PRESENTATION

Jeffrey Solomon
Cowen Inc. —Chair and Chief Executive Officer

Alright well look, it’s good to see everybody.  It’s an exciting day obviously for all of us.  I guess before I get started I’m supposed to read disclaimers, so let me get rid of that for a second.

All of these communications are deemed to be solicitation material in respect of the proposed transaction between Cowen Inc. and Toronto Dominion Bank.  In connection with the proposed transaction, the company intends to file with the SEC a proxy statement on Schedule 14A and a preliminary definitive form.  The company will mail the definitive proxy statement to its shareholders and other documents regarding the proposed transaction with the SEC.

The company’s directors and executive officers may be deemed to be participants in the solicitation of proxies for the holders of the shares of the company, the common stock, in respect to the proposed transaction.  So information about the transaction, the directors and the executive officers of the company is set forth in the proxy statement.  And so, all this additional information concerning the interests of the company and participants in the solicitation will be set forth in the proxy statement when it is available.  Any investors, and many of you are, may obtain additional information regarding the interests of such participants by reading the proxy statement.  You will be able to get a free copy of those when they are ultimately filed.

I think that probably covered it all.  If I didn’t, please make sure that you do read all of the information.  Now, we can get on with the discussion.

So, first of all, big day for us at Cowen.  I wanted to start by saying, specifically, big thank you to everybody in the organization who have helped us to get to this day.  It is, really, it has been an amazing ride for us to be in a spot where an organization as prestigious and as significant as TD wants to do something, as Toronto Dominion, wants to do something, with an organization like ours.  And so, before I get started telling you all the reasons why this is one of the most compelling things that you’ll ever experience, I want to just go through the specifics of the deal.

So, the transaction is an all-cash deal.  They will be buying all of the shares of Cowen at $39 a share, which is about a $1.3 billion equity value and an enterprise value if you include our debt and our preferred of about $1.9 billion.  Now that represents a 62% premium to the closing price of Cowen shares as of July 1st when the stock was at $24.04.  That’s when Bloomberg first reported—speculated about a potential transaction.

And so when you think about what will ultimately happen here, for those who you who haven’t been through this before, for the next six months or so we will work through all the regulatory approvals and we expect the deal to close in the first quarter.  As we work through all the regulatory approvals, we will be operating as we’ve always operated—it is business as usual here at Cowen.

I want to walk through though, and I’ve got Dan and Larry on the phone as well and happy to hear from them—we’ve got a big day in terms of communicating—so right now we just want to get you the basic information of what’s happening so that you can talk about it amongst yourselves.  For those of you that are client-facing, we anticipate that you’ll get lots of inbounds and questions.  You’re probably hearing from your families, maybe you’re hearing from your friends, and so we want you to be armed with the right kind of information.  So, we’re just going to hit you with a quick overview of the transaction today.  Then, a little later on this afternoon, we will be hosting a much more fulsome town hall with our new partner Riaz Ahmed who is the CEO of TD Securities.  We’ll get a chance to have a conversation with him about why Cowen and what the opportunity is for us together with TD going forward.  So, there’ll be a much more in-depth conversation around that at 2:15 this afternoon.  Then we’ll be doing breakout sessions, certainly, for each of the operating divisions.  There will be, I’m sure, plenty of questions and each of you will have ample opportunity over today and in the coming days and weeks for us to answer those questions.

So, let me start by saying that we weren’t looking to do this.  It’s not something that, you know, was in our strategic plan at the beginning of the year.  We hadn’t really thought about the possibility of being partnered with an organization the size and the scope of TD.  When they were first sent to me, I basically thought that—for all intents and purposes—that they were coming to talk about how they could get our business at Cowen.  When it was clear within the first five or ten minutes that they’d done a lot more work on us than just, you know, the kind of work you would do if you were asking for our checking accounts, and I said to them—Riaz in particular, and Robbie Pryde who was with him and who is a partner—I said, “is this a bigger strategic conversation we’re having?” And they smiled and said, “well yeah, we’ve done a whole canvass of the industry and it’s a stated objective of ours to have a really meaningful and successful investment bank in the United States.  We don’t have one. And we don’t have one that looks like Cowen.  You’re in all of the businesses that we’re not in, and we’re in all of these businesses that you aren’t in.  If we could figure out a way to make this work we could be an incredible competitor, certainly in North America and globally.”

I hadn’t really thought about it, but we certainly did our work and over the past few months we’ve had a chance to sit down with their leadership team and really map that out.  Truth be told, the strengths that we have in our business and the businesses that we’re in are incredibly complementary to the businesses that they’re in and vice versa.  So, we’re doing this from a position of strength.  Our platform has never been stronger and that is in large part to the efforts of everybody on this phone call.  We have come through the pandemic period in a better spot than anybody could possibly have imagined, certainly in the early days, and they recognize the value of that franchise.

And so, when you looked at this opportunity, it’s really an opportunity for us to fuel our future growth.  That’s really important, because so many of us have invested so much of ourselves in getting to this point.  The real question for us is how do we go from here, and what do we do from here?  One of the challenges I think we looked at is, you know, we’re a little bit resource constrained.  Our size and scope has grown so much, and while we certainly could go it alone and do it that way, the opportunity set for us to partner with an organization that has as much financial resources and as many complementary businesses as TD does makes this really compelling.

So, a couple of stats: it’s a $100 billion market cap organization with a $1.4 trillion balance sheet.  It’s also a double A rating, which puts us in a position where we get to do what we do, the way we do it, with the same team and the same leadership team in place, but we get to do it as part of an organization that has real desire to fuel our growth.  And if it weren’t for that, we just wouldn’t do it.  To me, this is really about how we set ourselves up—and we’ve talked a lot about it—for the next chapter of growth at Cowen.

And so, as we think about this opportunity, we will be operating as a TD Cowen brand under the TD Securities umbrella with the same management team who’s committed to be there and the same culture.  When I look at our culture and their culture, they are incredibly simpatico; when we hear them talk about things like Vision, Empathy, Sustainability and Tenacious Teamwork, they may use slightly different words but it’s all there.  We are in a position where we can do what we do at a much bigger and broader scale and with better resources.  So from a client standpoint, because our businesses are complementary, we will be able to deliver a lot more for our clients across the platform if that’s what they want.  And I think it’s really important here, we are not budgeting cost synergies in this transaction—they aren’t and we aren’t—because the overlap is, again, virtually non-existent.

I think when you look at what TD is, today they’ve got global revenues in the $5.3 billion range at TD Securities in particular.  But, if you look at their US business, their US business is about $1.1 billion, ex their lending business, if you just look at their fee income.  Which means that Cowen is roughly the same size, if not a little bit bigger, from a fee income standpoint.  They’ve got only about 5000 people in TD Securities globally, the vast majority of those folks are in Canada, so on a combined basis we will take our 1700 people and it will be 6700 people.  They’re not really yet focused on Europe; we’ve got a European presence that’s growing in both our equities business and in our banking business.  So there’s opportunities for us to continue to expand and grow there; they have a strong desire to do that and we will hear a little bit about that.

But the things they’re really excited about are clearly our equities platform, our trading platform, our sales and trading culture, our algorithmic capability and obviously, and maybe it goes without saying or maybe I should have said it first, our research footprint is really tremendous.  They recognize that they’d never be able to build a markets business and a research business at the same size and scope that we are.  It would take them forever and they’d probably never be able to pull it off, by their own admission.  For us to be able to do what we do in that regard, under that organization, is going to be incredible.

When you think about the banking business, and at a minimum when you look at our prowess particularly in healthcare and technology and emerging growth areas, when you look at our prowess in equity capital markets—not a business they’re in, and they deeply want to be in it.  There’ll be opportunities for us, particularly because they’re a lending bank and they lend to a lot of growth organizations and they really have not been able to participate in fee income.  So for us to be in a spot where we can be doing book run deals alongside some of the largest institutions, who wave their balance sheet around in order to get economics, that’s going to be pretty exciting for us.

Their sponsors business is mostly lending-driven, and again mostly big cap, so when you look at the sponsor overlap it’s de minimis.  We focus much more on the middle market and on growth companies in our business and in banking.  They recognize the value in the Alternative Investment Management platform and want to make sure that we’re doing everything we can to increase and enhance that value at Cowen Investment Management.  And so I think there’s just a lot of different things, when you look at the combination, that put us in a spot where we can leverage their existing capabilities and our existing capabilities to end up in a much better position.

So I want to address a couple of things head on, because I’m sure that you all will be hearing about this, and maybe some of you worked in large organizations before, maybe some of you had not such great experiences, or maybe some of you are historians of what has happened on Wall Street and you’re well aware of some of the outcomes of previous organizations that have gone through transactions that may, on the surface, appear similar—this is not that.  So, when you start to hear about things like DLJ, or you start to hear about things like Montgomery or Robertson Stephens—not that.  This is not part of some sea change in the industry that happened in the late 90s and early 2000s as a result of Glass-Steagall, where big organizations came in and indiscriminately bought smaller organizations thinking that was the right answer.  This is a highly bespoke transaction that is all about us and TD.

It starts with culture; it starts with the respect of understanding that what we collectively and respectively bring to the table is different and unique and that we’re doing this not because we have to, but because we want to, and I think that that puts it in a category by itself.  I’ll also say this: the success of this—when it gets judged in three years, or five years, or a decade from now—will all be what we make of it.  So we’re in a position—because of myself, Dan, and Larry and the senior leadership team—to make this happen because you can make it happen.  And the structure is there: I will be the President of TD Cowen going forward; Larry and Dan will also be joining me at the senior leadership table at TD Securities more broadly.  We will be making up a very significant portion of the senior leadership of TD Securities post-closing.

When you look at our existing leadership team—in addition to Larry and Dan—Robert, Elizabeth, John, Steve, Owen, Kelly and Jenny will all be continuing to do what they’re doing.  The research organization will continue to report to Robert and be consolidated, and that will continue to report to me as well.  And so, it’s exactly what we do, and exactly the way we do it, part of a larger organization that could bring in more resources and desperately wants to be in a position to partner with us.

I know who we are.  I know how collaborative we are.  I know how empathetic we are.  We’ve got partners on the other side who are the same and would love nothing more than to demonstrate why this is going to be hugely differentiated and a fierce competitor.  And probably that’s a good way for us to end; I don’t know, Dan or Larry, if you want to add anything.

I think there’s no question, I’ve already heard it, that our competitors are already out there trying to spin their own narratives—because they’re worried.  I remember, a little over a decade ago when I got here and Cowen wasn’t anywhere near what it is today, I was still stunned and amazed to hear people talking about Cowen as part of their pitches.  Other banks talking about Cowen, other organizations talking about why Cowen wasn’t relevant, and I took that to mean they must be scared about something.  And it turns out, they were right, because what we’ve been able to do over the past decade is, in the history of Wall Street, in the annals of epic turnarounds, is at the top of the heap and that’s because of all of you.  And so we look at the next decade-plus, we get to demonstrate firsthand that when you do a transaction like this, it is a catalyst to put the fuel behind an amazing organization like ours.

So to me, I look at this as “it’s in our hands,” and that’s all we can ask for.  So this is a great opportunity, it’s a great acknowledgement of the business we built, but it’s also a lot of pressure to make sure we deliver going forward for our new partners and our new shareholders.  So with that, I don’t know, Dan or Larry, if you wanted to add anything right now or we can pick it up again at 2:15.

Daniel Charney
Cowen and Company, LLC—Managing Director and Co-President

I think, in the spirit of time, I think you said it well.  I’ll just say I couldn’t be more excited and proud of the entire organization.  Very, very exciting day for us all.

Larry Wieseneck
Cowen Inc.—Managing Director and Co-President

I echo Dan’s sentiments and I’ll just say congratulations to everyone.  The initial read I’m getting from both competitors and clients is that Jeff, you’re exactly right—people know we’re coming.

Jeffrey Solomon
Cowen Inc. —Chair and Chief Executive Officer

So for the time being, at least between now and closing, it is business as usual.  I think it’s really important to get out there, especially for those of you that are client-facing, you should get out there and make sure that everyone knows that it is business as usual—same Cowen, same people, same dedication—but with the opportunity coming in 2023 to really do a lot more for them.  I’m looking forward to hearing some feedback.

I’m certainly looking forward to spending more time with you, hopefully in-person, over the next few weeks and months as we continue on this journey.  I look forward to speaking to you later on this afternoon, in a little bit more detail, as we hear from our new partners.  Until then, let’s be careful out there and let’s make it happen.  It was great to see you all.